UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Solicitation Material Pursuant to Rule 14a-11(c) or rule 14a-12

INNOVATIVE EYEWEAR, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INNOVATIVE EYEWEAR, INC.

11900 Biscayne Blvd., Suite 630

North Miami, Florida, 33181

July 14, 2025

To the Stockholders of Innovative Eyewear, Inc.:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Innovative Eyewear, Inc. (the “Company”) to be held on a virtual basis on Tuesday, August 26, 2025 at 10:00 a.m. Eastern Time, for the following purposes:

1.	To elect Harrison Gross, Kristen McLaughlin, Louis Castro and Olivia C. Bartlett as directors to the Company (the “Board” or “Board of Directors”) to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	A vote upon the reinstatement of voting rights to certain control shares;

4.	To approve, an amendment (the “Name Amendment”) to our Articles of Incorporation to effect a name change of the Company to Lucyd, Inc.;

5.	To ratify the amendment to the rights plan for the purpose of extending the plan for one year; and

6.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES, AS WELL AS A VOTE FOR EACH OF PROPOSAL 2, PROPOSAL 4 and PROPOSAL 5.

The Board has fixed the close of business on June 30, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Annual Meeting or any postponement or adjournment thereof.

Your vote is important. You are requested to carefully read the Proxy Statement and accompanying Notice of Annual Meeting for a more complete statement of matters to be considered at the Annual Meeting.

Sincerely yours,

/s/ Harrison Gross
Harrison R. Gross
Chief Executive Officer and Director
Innovative Eyewear, Inc.

IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND PROMPTLY VOTE YOUR PROXY VIA THE INTERNET, BY TELEPHONE OR, IF YOU RECEIVED A PRINTED FORM OF PROXY IN THE MAIL, BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE ANNUAL MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE VIRTUAL MEETING AND VOTING.

IF YOU HAVE ALREADY VOTED OR DELIVERED YOUR PROXY FOR THE ANNUAL MEETING, YOUR VOTE WILL BE COUNTED, AND YOU DO NOT HAVE TO VOTE YOUR SHARES AGAIN. IF YOU WISH TO CHANGE YOUR VOTE, YOU SHOULD REVOTE YOUR SHARES.

THE PROXY STATEMENT, OUR FORM OF PROXY CARD, AND OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 WILL BE MAILED IF REQUESTED BY THE STOCKHOLDER.

Innovative Eyewear, INC.

11900 Biscayne Blvd., Suite 630

North Miami, Florida, 33181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 26, 2025

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Innovative Eyewear, Inc. (the “Company”) for use at the 2025 Annual Meeting of Stockholders of the Company and at all adjournments and postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m. Eastern Time on August 26, 2025 on a virtual basis for the following purposes:

1.	To elect Harrison Gross, Kristen McLaughlin, Louis Castro and Olivia C. Bartlett as directors to the Company (the “Board” or “Board of Directors”) to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	A vote upon the reinstatement of voting rights to certain control shares;

4.	To approve, an amendment (the “Name Amendment”) to our Articles of Incorporation to effect a name change of the Company to Lucyd, Inc.;

5.	To ratify the amendment to the rights plan for the purpose of extending the plan for one year; and

6.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

The Board unanimously recommends a vote “FOR” the approval of each of the Director Nominees, and a vote “FOR” each of Proposal 2, Proposal 4 and Proposal 5.

Stockholders of record of our Common Stock at the close of business on June 30, 2025 (the “Record Date”) will be entitled to notice of, and are cordially invited to, attend the virtual Annual Meeting and to attend any adjournment or postponement thereof. However, to assure your representation at the Annual Meeting, please vote your proxy via the internet, by telephone, or by completing, dating, signing and returning the enclosed proxy. Whether or not you expect to attend the Annual Meeting, please read the Proxy Statement and then promptly vote your proxy in order to ensure your representation at the Annual Meeting.

You may cast your vote by visiting https://www.virtualshareholdermeeting.com/LUCY2025. You may also have access to the materials for the Annual Meeting by visiting the website: https://www.virtualshareholdermeeting.com/LUCY2025. You will need to use the control number appearing on your proxy card to vote prior to or at the Annual Meeting.

Each share of Common Stock entitles the holder thereof to one vote. A complete list of stockholders of record entitled to vote at this Annual Meeting will be available for ten days before this Annual Meeting at the principal executive office of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Annual Meeting.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the attached proxy statement are first being provided to stockholders on or about July 14, 2025.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Harrison Gross
Harrison R. Gross
Chief Executive Officer and Director
Innovative Eyewear, Inc.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSAL 2, PROPOSAL 4 AND PROPOSAL 5, AND IN THE DISCRETION OF THE HOLDER OF THE PROXY ON ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

i

PROXY STATEMENT

INNOVATIVE EYEWEAR, INC.
ANNUAL MEETING OF STOCKHOLDERS
to be held virtually at 10:00 a.m. Eastern Time on Tuesday, August 26, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these Proxy Materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Innovative Eyewear, Inc. for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on a virtual basis on Tuesday, August 26, 2025 at 10:00 a.m. Eastern time, and at any postponement(s) or adjournment(s) thereof. This proxy statement gives you information on these proposals so that you can make an informed decision.

In this proxy statement, we refer to Innovative Eyewear, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

What is included in these materials?

These materials include:

●	This Proxy Statement for the Annual Meeting;

●	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, if requested; and

●	A proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

How do I attend the Annual Meeting?

In order to attend the virtual Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote online, you must register in advance at www.virtualshareholdermeeting.com/LUCY2025. Registration will start beginning July 15, 2025 at 10:00 A.M., Eastern Time. Enter the control number printed on your proxy card on the virtual meeting site and follow the instructions to register to attend the meeting. Prior to the start of the Annual Meeting, you will need to log into the meeting site using your control number.

Stockholders wishing to dial into the Annual Meeting by telephone can call 1-800-690-6903 and enter their 16-digit control number to enter, beginning ten minutes before the start of the Annual Meeting. However, those dialing into the Annual Meeting through this means will not be able to submit questions or to vote online during the Annual Meeting.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our Common Stock, par value $0.00001 per share (the “Common Stock”), on June 30, 2025 (the “Record Date”) may vote at the Annual Meeting. There were 4,574,602 shares of Common Stock outstanding on the Record Date, each having one vote per share. However, holders of Control Shares, as defined herein, may not vote at this meeting. Information about the stockholdings of our directors and executive officers is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Principal Stockholders, Officers and Directors” on page 18 of this Proxy Statement.

What is the proxy card?

The proxy card enables you to appoint Harrison R. Gross, our Chief Executive Officer and Oswald Gayle, our co-Chief Financial Officer, as your representatives at the Annual Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing Messrs. Gross and Gayle to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we think that it is a good idea to complete and return your proxy card before the Annual Meeting date just in case your plans change. If a proposal properly comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment. The proxy card (or voter information form) will also contain your control number. You will need to use the control number appearing on your proxy card to vote prior to or at the Annual Meeting.

What am I voting on?

You are being asked to vote:

1.	To elect Harrison Gross, Kristen McLaughlin, Louis Castro and Olivia C. Bartlett as directors of the Company to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	A vote upon the reinstatement of voting rights to certain control shares;

4.	To approve an Amendment to the Company’s Articles of Incorporation to effect a name change of the Company to Lucyd, Inc.; and

5.	To ratify the amendment to the rights plan for the purpose of extending the plan for one year.; and

6.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all of the Director Nominees, and “FOR” each of Proposal 2, Proposal 4 and Proposal 5.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company you are a “stockholder of record” who may vote at the Annual Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares as described below. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by or at the direction of your broker or nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to vote your shares and to attend the Annual Meeting as described below. Whether or not you plan to attend the Annual Meeting, please vote prior to the Annual Meeting as described below to ensure that your vote is counted.

How do I vote my shares?

There are four ways to vote:

(1) Via the Internet. Use the internet to vote by going to the internet address listed on your proxy; have your proxy card in hand as you will be prompted to enter your control number to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

(2) Via telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

(3) In person on a virtual basis. You may vote at the Annual Meeting by following the instructions when you log-in for the Annual Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Annual Meeting.

(4) By Mail. You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

●	sending a written notice to our Chief Financial Officer Oswald Gayle, stating that you would like to revoke your proxy of a particular date;

●	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or

●	voting at the Annual Meeting.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you may need to instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote at the Annual Meeting. If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion on certain routine matters, such as the ratification of the Auditor, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote.

Voting rights of certain Control Shares

The Company operates under Chapter 607.0902 of the Florida Business Corporation Act (the “Act”) entitled “Control-share acquisitions.” This provision of the Act was adopted to regulate the acquisition of corporate control of publicly owned corporations by denying voting rights to control shares acquired in a control-share acquisition, unless such acquisition is pre-approved by the Board of Directors of the issuing company. If pre-approved by the Board of Directors is not obtained, in order to reinstate the voting rights to such shares acquired, approval by the holders of a majority of the disinterested shares at a special or annual meeting must be obtained. Such approval has not been obtained by the shareholders of the Company.

The Act defines the term “Control Shares” to mean any shares, that when added to all other shares of the issuing public corporation owned by a person, would entitle that person, immediately after the acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise the voting power of the issuing public corporation in the election of directors within specified ranges (one-fifth or more but less than one-third; one-third or more but less than a majority; and a majority or more). The Act further provides that all shares acquired within 90 days prior to or after the date of acquisition of the beneficial ownership of shares which results in a control share acquisition shall be deemed to have been acquired in the same acquisition.

Based upon certain Schedule 13D filings, throughout September 2024, Vladimir Galkin and Angelica Galkin (the “Galkins”) made various acquisitions, resulting in the ownership of 1,000,000 shares. Due to additional issuances by the Company, these 1,000,000 shares now represent approximately 22% of the Company’s outstanding shares (the “Galkin Shares”). The Galkins were advised at that time that the shares acquired throughout September 2024 constituted a control share acquisition under Chapter 607.0902 of the Act. The effect was to deny voting rights to the 1,000,000 of the Galkin Shares (the “Control Shares”).

How may I vote with respect to each proposal and how are votes counted?

Your voting options will be dependent on the particular proposal for which you wish to cast a vote. With respect to proposal 1 (the election of directors), you may vote “for” all of the Director Nominees or “withhold” authority to vote for one or all of the Director Nominees. With respect to proposals 2, 3, 4 and 5 you may vote “for” or “against” the proposal or you may “abstain” from casting a vote on such proposal. Abstentions, votes marked “withheld” and broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual Meeting.

Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. The election of the directors, a vote upon the reinstatement of voting rights to certain control shares and the vote on the amendment of the Shareholders Rights Plan are “non-routine.” Thus, in tabulating the voting result for these proposals, shares that constitute broker non-votes are not considered votes cast on those proposals. The ratification of the appointment of the Auditor, and the name change proposal are “routine” matters and therefore a broker may vote on these matters without instructions from the beneficial owner as long as instructions are not given.

How many votes are required to elect the Director Nominees as directors of the Company?

In the election of directors, the four persons receiving the highest number of affirmative votes at the Annual Meeting will be elected. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of Common Stock entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have no direct effect on the outcome of this proposal, but since this is a routine matter, brokers may vote at the Meeting on this proposal provided that they have not received instructions from a beneficial owner.

How many votes are required to approve the reinstatement of voting rights to certain control shares?

This proposal must be approved by a majority of all the votes entitled to be cast by the shareholders of the Company, excluding all interested shares which includes the Control Shares. Brokers may not use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock. Abstentions will have the effect of a vote against this proposal.

How many votes are required to approve the Name Change Amendment to the Company’s Articles of Incorporation?

The approval of a majority of the shares entitled to cast a vote by all the shareholders on the Amendment to the Company’s Articles of Incorporation to approve the Name Change Amendment to the Company’s Articles of Incorporation (other than Control Shares) is required. Brokers may use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock. Abstentions will have the effect of a vote against this proposal.

How many votes are required to ratify the amendment to the rights plan for the purpose of extending the plan for one year?

The votes cast within the voting group favoring the action must exceed the votes cast opposing the action to approve the extension of the Shareholder Rights Agreement. Brokers may not use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock. Abstentions will have no direct effect on the outcome of this proposal

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the Director Nominees, and “for” proposals 2, 4 and 5.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We may announce voting results at the Annual Meeting and then file a Current Report on Form 8-K announcing the voting results of the Annual Meeting.

Who can help answer my questions?

You can contact our co-Chief Financial Officer, Oswald Gayle, at (954) 826-0329 or by sending a letter to Mr. Gayle at the offices of the Company at 11900 Biscayne Blvd., Suite 630 North Miami, Florida 33181 with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who bears the cost of soliciting proxies?

The cost of preparing and assembling this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. We expect to request nominee organizations to assist in the distribution of our proxy materials to their beneficial owner customers and may reimburse such organizations for certain of their reasonable out-of-pocket expenses related thereto. Our officers, directors and employees may assist in soliciting proxies or votes by telephone, electronic and personal communications, but no additional compensation will be paid to such individuals in connection with such activities.

THE ANNUAL MEETING

General

This Proxy Statement is being furnished to you, as a stockholder of Innovative Eyewear, Inc., as part of the solicitation of proxies by our Board for use at the Annual Meeting to be held on August 26, 2025, and any adjournment or postponement thereof. This Proxy Statement is first being furnished to stockholders requesting it on or about July 14, 2025. This Proxy Statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Annual Meeting.

Date, Time, Place of Annual Meeting

The Annual Meeting will be held on a virtual basis on Tuesday August 26, 2025 at 10:00 a.m. Eastern Time, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Annual Meeting

At the Annual Meeting, the Company will ask stockholders to consider and vote upon the following proposals:

1.	To elect Harrison Gross, Kristen McLaughlin, Louis Castro and Olivia C. Bartlett as directors of the Company to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;

3.	A vote upon the reinstatement of voting rights to certain control shares;

4.	To approve the Amendment to the Company’s Article of Incorporation to effect a change of the Company’s name to Lucyd, Inc.;

5.	To ratify the amendment to the rights plan for the purpose of extending the plan for one year; and

6.	To transact any other business which may properly be brought before the Annual Meeting or any adjournment thereof.

Recommendations of the Board

After careful consideration of each nominee for director, the Board unanimously determined to recommend that the stockholders vote “FOR” all of the Director Nominees, and “FOR” each of Proposal 2, Proposal 4 and Proposal 5.

Record Date and Voting Power

Our Board fixed the close of business on June 30, 2025, as the record date for the determination of the outstanding shares of Common Stock entitled to notice of, and to vote on, the matters presented at the Annual Meeting. As of the Record Date, there were 4,574,602 shares of Common Stock outstanding. Each share of Common Stock other than Control Shares, entitles the holder thereof to one vote at this meeting.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting if a majority of the voting power of the capital stock of the Company that is issued and outstanding and entitled to vote at the Annual Meeting is represented at the Annual Meeting or by proxy. Abstentions, votes marked “withheld” and broker non-votes will count as present for purposes of establishing a quorum.

In the election of directors, the four persons receiving the highest number of affirmative votes cast at the Annual Meeting will be elected. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality. Broker non-votes will have no effect on the election of directors.

The votes cast within the voting group favoring the action must exceed the votes cast opposing the action to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2025. Abstentions will have no effect on the ratification of the appointment of the Auditor. Brokers may use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock.

This proposal, to approve the reinstatement of voting rights to certain control shares must be approved by a majority of all the votes entitled to be cast by the Shareholders of the Company, excluding all interested shares which includes the Control Shares. Brokers may not use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock. Abstentions will have the effect of a vote against this proposal.

The votes cast must have a majority of the shares entitled to cast a vote to approve the Amendment to the Company’s Articles of Incorporation changing the Company’s name from Innovative Eyewear, Inc. to Lucyd, Inc. Brokers may use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock.

The votes cast favoring the action must exceed the votes cast opposing the action to ratify the amendment to the rights plan for the purpose of extending the plan for one year. Brokers may not use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock.

Voting

There are four ways to vote:

1. Via the Internet. Use the internet to vote by going to the internet address listed on your proxy card; have your proxy card in hand as you will be prompted to enter your control number and to create and submit an electronic vote. If you vote in this manner, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card or submit an electronic vote but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Board.

2. Via Telephone. Using a touch-tone telephone, you may transmit your voting instructions to the number provided on your proxy card. Have your proxy card in hand as you will be prompted to enter your control number to create and submit a telephonic vote.

3. In person on a virtual basis. You may vote at the Annual Meeting by following the instructions when you log-in for the Annual Meeting. Have your proxy card in hand as you will be prompted to enter your control number to vote at the Annual Meeting.

4. By mail. You may vote by mail. If you are a record holder, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided. If you are a beneficial holder you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided by your brokerage firm, bank, broker-dealer or other similar organization that holds your shares.

While we know of no other matters to be acted upon at this year’s Annual Meeting, it is possible that other matters may be properly presented at the Annual Meeting. If that happens and you have signed and not revoked a proxy card, your proxy will vote on such other matters in accordance with his best judgment.

Expenses

The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, email or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

Revocability of Proxies

Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked.

No Right of Appraisal

None of Florida law, our Articles of Incorporation, or our Bylaws, each as amended, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Annual Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Who Can Answer Your Questions About Voting Your Shares

You can contact our Chief Financial Officer, Oswald Gayle, at (954) 826-0329 or by sending a letter to Mr. Gayle at offices of the Company at 11900 Biscayne Blvd., Suite 630 North Miami, Florida 33181 with any questions about proposals described in this Proxy Statement or how to execute your vote.

Principal Offices

The principal executive offices of the Company are located at 11900 Biscayne Blvd., Suite 630 North Miami, Florida 33181. The Company’s telephone number at such address is (954) 826-0329.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” the ELECTION of each director nominee, AND “FOR” EACH OF PROPOSAL 2, PROPOSAL 4 AND PROPOSAL 5, AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING.

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees to stand for election at the Annual Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until the 2026 Annual Meeting of Stockholders or until his or her successor is elected and qualified. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that he or she is willing to be named as a nominee and each is willing to serve or continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other persons as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences, and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. In selecting directors, the Board considers candidates that possess qualifications and expertise that will enhance the composition of the Board, including the considerations set forth below. The considerations set forth below are not meant as minimum qualifications, but rather as guidelines in weighing all of a candidate’s qualifications and expertise. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Director Nominees

Our Board currently consists of four directors. The Board of Directors has determined that at the 2025 Annual Meeting, four directors are to be elected, each to serve until the next Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify. Each of the current director nominees listed below has determined to stand for re-election at the Annual Meeting and has been nominated for re-election to the Board. All of the Director Nominees are available for election as members of the Board. If for any reason a Director Nominee becomes unavailable for election, the proxies solicited by the Board will be voted for a substitute nominee selected by the Board.

The following sets forth the biographical background information for all of our Director Nominees:

Harrison Gross is one of the founders of Innovative Eyewear and has served as our Chief Executive Officer and as a director since August 2019, where he guides the company’s product and brand development. Prior to his employment at Innovative Eyewear, from August 2017 to August 2019, Mr. Gross served in various positions, including chief executive officer and media & UX lead, of Lucyd Ltd., one of our largest stockholders and the licensor of our technology which is also a smart eyewear development company where he developed the Lucyd brand identity and oversaw general operations and product development. Additionally, from November 2015 to August 2021, Mr. Gross served as the Digital Media Manager of Tekcapital PLC (“Tekcapital”) (LON: TEK), a university intellectual property investment firm that is the parent company of Tekcapital Europe Limited, and Lucyd Ltd, the holding company for Tekcapital’s shares in Innovative Eyewear, where he created, developed and marketed for the company’s licensed properties. Prior to that, from October 2013 to September 2014, Mr. Gross worked as a credit analyst for a Verizon, Inc. contractor, where he managed credit systems and provided support to Verizon agents. Mr. Gross is a graduate of Columbia University with a BA in Writing and received a BA in Jewish Studies from the Jewish Theological Seminary. Mr. Gross is well qualified to serve as a director due to his substantial knowledge of our product and his experience in marketing, product and app development.

Kristen Mclaughlin has served as one of our directors since August 2021. Ms. Mclaughlin has 20 years’ experience launching, managing and developing products in the eyewear, accessories, cosmetics and skincare industries. From March 2019 to April 2020, Ms. Mclaughlin served as the Global Marketing Director at DePasquale Companies, a skincare, hair care and cosmetics manufacturer, where she led the global marketing strategy and new product development. Prior to her employment at DePasquale Companies, from March 2000 to January 2019, Ms. Mclaughlin was employed at Silhouette International, an eyewear manufacturer, where she served as the Director of Marketing: Eyewear Manufacturer, Regional Sales Manager, and Brand Manager: Daniel Swarovski Crystal Eyewear. While at Silhouette International, Ms. Mclaughlin led the company’s brand portfolio in the U.S. and its brand direction, product development and campaign content. She has a BS and MBA from Ramapo College of New Jersey. Ms. Mclaughlin is well qualified to serve as a director due to her substantial experience in the eyewear industry and her experience in brand and product development.

Louis Castro has served as one of our directors since August 2021. Mr. Castro is an experienced public company director and chartered accountant. Mr. Castro is currently on the board of directors of the following public companies (1) Tekcapital, where he has been a director since December 2019, (2) Orosur Mining Inc. (TSE:OMI), a company exploring for minerals in South America, where he has been chairman of the board since April 2020, (3) Stanley Gibbons Group plc (LON:SGI), a company that specializes in the retailing of collectable stamps and similar products, where he has been a director since June 2016, (4) Tomco Energy plc (LON:TOM), an oil exploration and technology company, where he has been a director since April 2021, (5) Predator Oil & Gas Holdings plc (LON:PRD), an oil and gas exploration company, where he has been a director since July 2020, and (6) Veteran Capital Corp. (TSX-V:VCC), a capital pool company, where he has been a director since January 2021. From September 2012 to June 2016, Mr. Castro was a director and, from September 2014 to June 2016 served as the Chief Financial Officer, of Eland Oil & Gas plc, a Nigerian focused upstream oil and natural gas exploration and production company, where he was responsible for the company’s finance, legal and corporate finance activities. Prior to his employment at Eland, from May 2011 to May 2014, Mr. Castro served as Head of Capital Markets and then as Chief Executive Officer of Northland Capital Partners, an investment bank, where he was responsible for the investment banks day-to-day activities. He is a fellow of the Institute of Chartered Accountants of England & Wales, has a double degree in Engineering Production and Economics from Birmingham University and attended the Postgraduate Advanced Course in Production Management and Methods at Cambridge University. Mr. Castro is well qualified to serve as a director due to his substantial experience as a director of public companies and his distinction as chartered accountant.

Olivia C. Bartlett has served as one of our directors since August 2021. Ms. Bartlett has been in the eyewear industry for over 40 years holding various roles including optician, optical manager, marketing manager and operations management. Since September 2015, Ms. Bartlett has been the Chief Operating Officer of Todd Rogers Eyewear, a specialty eyewear company, where she manages the day-to-day operations of the company. Prior to her time at Todd Rogers Eyewear, from March 2010 to May 2015, Ms. Bartlett was the sales representative for eyewear sales in the northeast of Massachusetts for Safilo USA, a specialty eyewear company. Additionally, from September 2013 to May 2018, Ms. Bartlett was an Adjunct Professor at Benjamin Franklin Institute of Technology in Boston, Massachusetts. Since February 2020 Ms. Bartlett has been the President of the Opticians Association of America, a national organization representing the professional, business, educational, legislative and regulatory interests of opticianry. Prior to that, Ms. Bartlett was a director for ten years for the Opticians Association of Massachusetts. Ms. Bartlett has received a number of awards through her time in the industry, including but not limited to, the 2020 Eyecare Business Game Changer Award and the 2020 and 2018 Vision Monday Most Influential Woman Executive. Ms. Bartlett received her Massachusetts Opticians license in 1987 and is ABO certified. Ms. Bartlett received her BA in Political Science from Clark University. Ms. Bartlett is well qualified to serve as a director due to her substantial experience in the optical industry.

In addition to the foregoing, we believe that each of the Director Nominees that is nominated for reelection is well-qualified to serve as a member of our Board due to their prior experience and work with and on our Board.

Required Vote

In the election of directors, the four persons receiving the highest number of affirmative votes cast at the Annual Meeting will be elected.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Director Nominees and Executive Officers as of the Date of this Proxy Statement

Listed below are the names of the current director nominees and executive officers of the Company, their ages and positions held as of the Record Date and biographies if not disclosed above:

Name	Age	Position
Harrison R. Gross	32	Chief Executive Officer and Director
Konrad Dabrowski	42	Co-Chief Financial Officer
Oswald Gayle	66	Co-Chief Financial Officer
Kristen Mclaughlin	52	Director
Louis Castro	66	Director
Olivia C. Bartlett	66	Director

Konrad Dabrowski has served as our Co-Chief Financial Officer on a part-time basis since October 2024, and served as our Chief Financial Officer on a part-time basis from August 2019 through October 2024. Since July 2020, Mr. Dabrowski has also served as the chief financial officer of Tekcapital, where he co-manages Tekcapital’s investment strategy and oversees financial reporting for all of its portfolio companies. Between June 2017 and July 2020, Mr. Dabrowski served as the group controller of Tekcapital. Prior to his employment at Tekcapital, from March 2016 to June 2017, Mr. Dabrowski was a Global Accounting Manager for Restaurant Brands International (NYSE:QSR), a multinational fast food holding company, where he oversaw accounting and tax projects for Burger King within the Europe Middle East and Africa (EMEA) market. Prior to his employment at Restaurant Brands International, Mr. Dabrowski was an Audit Manager at Deloitte, where he managed end-to-end accounting audits for a portfolio of public and private corporate clients. Mr. Dabrowski has a Master’s in Finance and Banking from the Warsaw School of Economics and is a Certified Public Accountant.

Oswald Gayle has served as our Co-Chief Financial Officer on a full-time basis since October 2024. Mr. Gayle joined Innovative Eyewear as Vice President of Finance in January 2022, and served in that role until his promotion in August 2024 to Senior Vice President of Finance. Prior to his employment at Innovative Eyewear, from September 2018 to January 2022, Mr. Gayle worked with Vaco Resources in Miami, Florida in the position of Executive Financial Consultant. Mr. Gayle has over 30 years’ experience finance and accounting, initially starting with PricewaterhouseCoopers and including numerous senior and executive level management positions in corporate finance, SEC reporting, investor relations, and business development in the manufacturing and retail industries. Mr. Gayle has a bachelor’s degree in accounting and finance with honors from the University of London and is a Chartered Global Management Accountant and a member of the American Institute of Certified Public Accountants.

To the best of the Company’s knowledge, there are no other arrangements or understandings currently existing between any director, Director Nominee or executive officer and any other person pursuant to which any person was selected as a director, Director Nominee or executive officer. There are no family relationships between any of the Company’s directors, Director Nominees or executive officers.

To the Company’s knowledge there have been no material legal proceedings as described in instruction 4 to Item 103 of Regulation S-K or Item 401(f) of Regulation S-K during the last ten years that are material to an evaluation of the ability or integrity of any of the Company’s directors or executive officers.

Board of Directors and Corporate Governance

General

Our Board oversees the activities of our management in the handling of the business and affairs of our company. Our Common Stock trades on the Nasdaq Capital Market and we are subject to listing requirements which include the requirement that our Board be comprised of a majority of “independent” directors. We have determined that Mr. Louis Castro, Mss. Kristen Mclaughlin and Olivia Bartlett are “independent” directors under NASDAQ listing standards. The Board of Directors has separately designated audit, compensation and nominating and governance committees.

Committees of the Board

We have three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the board committees act pursuant to a separate written charter adopted by our board of directors, each of which is available on our website at www.lucyd.co. Our board of directors may at any time or from time to time appoint certain other committees in its sole discretion as it deems necessary or appropriate to carry out its functions.

Audit Committee

The Audit Committee consists of Mr. Louis Castro (Chair) and Mss. Kristen Mclaughlin and Olivia Bartlett. The Board has determined that all of the members of the Audit Committee are “independent,” as defined by NASDAQ listing standards and by applicable SEC rules. In addition, the Board has determined that Mr. Castro is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions. The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information. In addition, the functions of the Audit Committee will include, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls.

Compensation Committee

The Compensation Committee consists of Ms. Kristen Mclaughlin (Chair) and Mr. Louis Castro. The Board has determined that all of the members of the Compensation Committee are “independent,” as defined by NASDAQ listing standards. The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our President and Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table under the heading “Executive Compensation” below (the “named executive officers”). Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs. The Compensation Committee annually reviews and approves corporate goals and objectives for the President and Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives. The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board. The Compensation Committee has also been appointed by the Board to administer our 2021 Equity Incentive Plan. The Compensation Committee does not delegate any of its authority to other persons.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mss. Olivia Bartlett (Chair) and Kristen Mclaughlin. The majority of committee members are independent under applicable NASDAQ rules and regulations. The Nominating and Corporate Governance Committee is responsible for, among other things, considering potential board members, making recommendations to the full board as to nominees for election to the board, assessing the effectiveness of the board and implementing our corporate governance guidelines.

Code of Ethics

We have adopted a formal code of ethics that applies to our directors and principal executives and financial officers or persons performing similar functions. A copy of our Code of Ethical Conduct can be found on our website under “Investors” at www.lucyd.co.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our directors and executive officers and persons who beneficially own more than 10% of our common stock (referred to herein as the “reporting persons”) file with the SEC various reports as to their ownership of and activities relating to our common stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of copies of Section 16(a) reports and representations received by us from reporting persons, and without conducting any independent investigation of our own, in fiscal year 2024, all Forms 3, 4 and 5 were timely filed with the SEC by such reporting persons.

Executive Compensation

The following table sets forth the aggregate compensation paid to our named executive officers for the fiscal years ended December 31, 2024 and 2023. Individuals we refer to as our “named executive officers” include our Chief Executive Officer, our co-Chief Financial Officers and our Chief Technology Officer.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Harrison Gross,	2024	167,385	-	351,936	-	-	-	8,089	527,410
Chief Executive Officer	2023	154,102	-	-	129,800	-	-	5,832	289,734

Konrad Dabrowski,	2024	97,794	-	307,944	-	-	-	6,502	412,240
Co-Chief Financial Officer(1)	2023	105,347	-	-	121,357	-	-	-	226,704

Oswald Gayle,	2024	143,923	-	197,964	-	-	-	8,089	349,976
Co-Chief Financial Officer(2)	2023	140,731	-	-	101,657	-	-	5,832	248,220

David Eric Cohen,	2024	142,000	-	263,952	-	-	-	8,536	414,488
Chief Technology Officer	2023	144,198	-	-	78,090	-	-	6,154	228,442

(1)	Mr. Dabrowski was our Chief Financial Officer for all of 2023 and through October 11, 2024, at which point he became Co-Chief Financial Officer.
(2)	Mr. Gayle became Co-Chief Financial Officer effective October 11, 2024. Compensation amounts shown for Mr. Gayle include amounts paid to Mr. Gayle in his previous capacities as Vice President and Senior Vice President of Finance prior to his appointment as Co-Chief Financial Officer.
(3)	Includes Restricted Stock Units awarded to Messrs. Gross, Dabrowski, Gayle, and Cohen on December 13, 2024 in the amounts of 57,600, 50,400, 32,400, and 43,200 units, respectively.
(4)	Includes stock options granted to Messrs. Gross, Dabrowski, Gayle, and Cohen on January 13, 2023 to purchase 4,500, 4,500, 4,500, and 3,000 shares of the Company’s common stock, respectively, at an exercise price of $25.50 per share. Also includes stock options granted to Messrs. Gross, Dabrowski, Gayle, and Cohen on December 18, 2023 to purchase 7,500, 6,000, 2,500, and 3,500 shares of the Company’s common stock, respectively, at an exercise price of $9.00 per share.
(5)	Includes the Company-paid portion of health and welfare benefits.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements with our Executive Officers

Harrison Gross

On August 11, 2021, we entered into an employment agreement with Harrison Gross to serve in the capacity of the Chief Executive Officer of the Company. We agreed to pay Mr. Gross an annual base salary of $85,800 for the remainder of 2021, and we also agreed that from the initial public offering date in August 2022, we increased his base salary to $150,000 per year. Effective August 2, 2024, we agreed to increase his Mr. Gross’ base salary to $190,000 annually. Pursuant to the terms of the employment agreement, our Board may exercise its sole discretion to grant Mr. Gross an annual bonus, the amount of which bonus shall be determined in the sole discretion of our Board.

The employment agreement has an initial term of three years, and will terminate on the third anniversary of the effective date unless Mr. Gross and the Company agree otherwise in writing. If we terminate the employment agreement for any reason other than for cause (as such is defined in the agreement) or Mr. Gross terminates his employment for good reason (as such is defined in the agreement): (1) Mr. Gross shall be entitled to payment of his base salary for the balance of the agreement’s term; (2) if Mr. Gross elects to continue group health insurance benefits, we shall reimburse Mr. Gross for any COBRA premiums he pays for the duration of COBRA’s coverage; and, (3) we shall provide Mr. Gross with payment of all accrued amounts (as defined in the agreement).

Konrad Dabrowski

On August 11, 2021, we entered into an employment agreement with Konrad Dabrowski to serve as the Chief Financial Officer of the Company on a part-time basis, which agreement became effective on September 1, 2021. Mr. Dabrowski devotes 50% of his business time to our Company. We agreed to pay Mr. Dabrowski an annual base salary of $100,000. Pursuant to the terms of the employment agreement, we may exercise our discretion to grant Mr. Dabrowski an annual bonus, the amount of which bonus shall be determined in the sole discretion of the Company.

Following the effective date, the employment agreement shall continue, unless terminated by Mr. Dabrowski or the Company. Mr. Dabrowski’s employment is at-will, which may be terminated by the Company or by Mr. Dabrowski at any time and for any reason. Pursuant to the terms of the employment agreement, a sixty days’ written notice of termination or resignation is required. If Mr. Dabrowski notifies us of his resignation, or if we terminate Mr. Dabrowski’s employment agreement, the Company reserves the right to determine, in its sole discretion, whether Mr. Dabrowski will be required to actively work during the sixty-day notice period; however, Mr. Dabrowski will be entitled to receive his base salary for the duration of the sixty-day notice period. The Company has the right to terminate Mr. Dabrowski’s employment agreement for cause (as defined in the agreement), which termination shall be effective immediately.

David Eric Cohen

David Cohen was an independent consultant for the company from inception until October 1, 2022, when we offered him a full-time letter of employment. He accepted and has been the full-time Chief Technology since then. The company pays him $140,000 annually to serve in this role. Pursuant to the terms of the employment agreement, we may exercise our discretion to grant Mr. Cohen an annual bonus, the amount of which bonus shall be determined in the sole discretion of the Company.

Following the effective date, the employment agreement shall continue, unless terminated by Mr. Cohen or the Company. Mr. Cohen’s employment is at-will, which may be terminated by the Company or by Mr. Cohen at any time and for any reason. Pursuant to the terms of the employment agreement, a sixty days’ written notice of termination or resignation is required. If Mr. Cohen notifies us of his resignation, or if we terminate Mr. Cohen’s employment agreement, the Company reserves the right to determine, in its sole discretion, whether Mr. Cohen will be required to actively work during the sixty-day notice period; however, Mr. Cohen will be entitled to receive his base salary for the duration of the sixty-day notice period. The Company has the right to terminate Mr. Cohen’s employment agreement for cause (as defined in the agreement), which termination shall be effective immediately.

Outstanding Equity Awards

The following table sets forth outstanding equity awards to our named executive officers as of December 31, 2024.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Harrison Gross	30,000	-	-	$71.20	05/05/2025	-	-	-	-
	3,000	1,500	-	$25.50	01/13/2028	-	-	-	-
	5,000	2,500	-	$9.00	12/18/2028	-	-	-	-
	-	-	-	-	-	57,600	$283,392	-	-

Konrad Dabrowski	3,000	1,500	-	$25.50	01/13/2028	-	-	-	-
	4,000	2,000	-	$9.00	12/18/2028	-	-	-	-
	-	-	-	-	-	50,400	$247,968	-	-

Oswald Gayle	3,000	1,500	-	$25.50	01/13/2028	-	-	-	-
	1,666	834	-	$9.00	12/18/2028	-	-	-	-
	-	-	-	-	-	32,400	$159,408	-	-

David Eric Cohen	2,000	1,000	-	$25.50	01/13/2028	-	-	-	-
	2,334	1,166	-	$9.00	12/18/2028	-	-	-	-
	-	-	-	-		43,200	$212,544	-	-

Option Exercises and Stock Vested

There were no options exercised by our executive officers during the years ended December 31, 2024 or 2023.

Employee Benefit Plans

We currently provide health insurance coverage to our full-time W-2 employees, as well as free prescription eyeglasses to them and their immediate families. The Company also provides a complimentary gym membership to full-time staff.

Non-qualified Deferred Compensation

None of our employees participate in or have account balances in non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other non-qualified compensation benefits in the future if it determines that doing so is in the Company’s best interest.

Director Compensation

The following table sets forth all compensation paid to our non-management Board members during the year ended December 31, 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kristen McLaughlin	60,000	-	-	-	-	-	60,000
Louis Castro	40,500	-	-	-	-	-	40,500
Olivia C. Bartlett	10,000	-	-	-	-	-	10,000

The total number of option awards to our non-management Board members outstanding at December 31, 2024 was 3,750 in aggregate.

Security Ownership of Certain Beneficial Owner and Management and Related Stockholder Matters

Based solely upon information made available to us, the following table sets forth information as of June 30, 2025, regarding the beneficial ownership of our common stock:

-	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

-	each of our named executive officers and directors; and

-	all our executive officers and directors as a group.

The address of each holder listed in the following table, except as otherwise indicated, is 11900 Biscayne Blvd., Suite 630, North Miami, Florida, 33181.

Percentage ownership shown in the following table is based on 4,574,602 shares of our common stock outstanding.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned
Named Executive Officers and Directors
Harrison Gross(2)	24,682	*	%
Konrad Dabrowski(3)	22,600	*	%
Oswald Gayle(4)	11,566	*	%
David Eric Cohen(5)	15,789	*	%
Kristen McLaughlin(6)	666	*	%
Louis Castro(7)	1,166	*	%
Olivia Bartlett(8)	666	*	%
All directors and executive officers as a group (7 persons)	77,135	1.66%
5% Stockholders
Lucyd Ltd.(9)	259,455	5.67%
Vladimir Galkin(10)	1,000,000	21.86%

*	Less than 1%.

(1)	We have determined beneficial ownership in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which is generally determined by voting power and/or dispositive power with respect to securities. Unless otherwise noted, the shares of common stock listed above are owned as of the date of this proxy statement, and are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(2)	Includes 5,582 shares of common stock held by Mr. Gross, 9,500 shares of common stock issuable upon exercise of stock options held by Mr. Gross exercisable within 60 days of the date of this proxy statement, and 9,600 shares of common stock issuable upon the vesting of restricted stock units held by Mr. Gross, which shall vest within 60 days of June 30, 2025.
(3)	Includes 5.700 shares of common stock held by Mr. Dabrowski, 8,500 shares of common stock issuable upon exercise of stock options held by Mr. Dabrowski exercisable within 60 days of the date of this proxy statement, and 8,400 shares of common stock issuable upon the vesting of restricted stock units held by Mr. Dabrowski, which shall vest within 60 days of June 30, 2025.
(4)	Includes 6,166 shares of common stock issuable upon exercise of stock options held by Mr. Gayle exercisable within 60 days of the date of this proxy statement, plus 5,400 shares of common stock issuable upon the vesting of restricted stock units held by Mr. Gayle, which shall vest within 60 days of June 30, 2025.
(5)	Includes 3,255 shares of common stock held by Mr. Cohen, 5,334 shares of common stock issuable upon exercise of stock options held by Mr. Cohen exercisable within 60 days of the date of this proxy statement, and 7,200 shares of common stock issuable upon the vesting of restricted stock units held by Mr. Cohen, which shall vest within 60 days of June 30, 2025.
(6)	Includes 666 shares of common stock issuable upon exercise of stock options held by Ms. McLaughlin exercisable within 60 days of June 30, 2025.
(7)	Includes 1,166 shares of common stock issuable upon exercise of stock options held by Mr. Castro exercisable within 60 days of June 30, 2025.
(8)	Includes 666 shares of common stock issuable upon exercise of stock options held by Ms. Bartlett exercisable within 60 days of June 30, 2025.
(9)	Includes 259,455 shares of common stock. Tekcapital plc, a public company listed on the London Stock Exchange, owns all issued and outstanding securities of Tekcapital Europe Ltd., which owns all issued and outstanding securities of Lucyd Ltd. As such, Tekcapital plc may be deemed to beneficially own the shares held by Lucyd Ltd. by virtue of their control over Lucyd Ltd. Tekcapital plc disclaims beneficial ownership of the shares held by Lucyd Ltd. Mr. Clifford Gross, the Chief Executive Officer of Tekcapital plc, is the father of Mr. Harrison Gross, our Chief Executive Officer.
(10)	Includes 1,000,000 shares of common stock, held jointly by Vladimir Galkin and Angelica Galkin, husband and wife. Vladimir Galkin and Angelica Galkin have shared voting power and dispositive power over 1,000,000 shares of common stock. The address of this holder is 10900 NW 97th Street, #102, Miami, Florida, 33178.

Certain Relationships and Related Transactions, and Director Independence

On occasion we may engage in certain related party transactions. All prior related party transactions were approved by our Board of Directors and a majority of our issued and outstanding shares of capital stock. Our policy is that all related party transactions will be reviewed and approved by the Audit Committee of our Board of Directors prior to our entering into any related party transactions.

License Agreement

On April 1, 2020, we entered into an exclusive, worldwide license agreement with Lucyd Ltd., who was at the time the largest stockholder of the Company and continues to be one of our larger stockholders, for the use of the Lucyd brand, and the associated intellectual property and assets (the “License Agreement”). The License Agreement is royalty-free, fully paid up, and perpetual license for the exclusive use of certain assets of Lucyd Ltd. related to Innovative Eyewear current products and trademarks. As compensation for entrance into the License Agreement, we issued Lucyd Ltd. 3,750,000 shares of our common stock (187,500 shares on a post-reverse-split basis). On October 5, 2021, the parties to the License Agreement executed an Addendum, to the exclusive license agreement, which clarified that Innovative Eyewear shall commercialize, continue with any on-going intellectual property prosecutions and pay all maintenance or other patent fees (the “Addendum”). For all new intellectual property, Innovative Eyewear will own control it and be responsible for all prosecution and maintenance costs. The Addendum also confirms that Innovative Eyewear issued Lucyd Ltd. 3,750,000 shares of our common stock (187,500 shares on a post-reverse-split basis) as consideration for the license. Please see “Business — Material Agreements” for a more complete description of the License Agreement and Addendum.

Management Service Agreement

On June 1, 2020, we entered into a management service agreement with Tekcapital Europe Ltd., an affiliate one of our larger stockholders, Lucyd Ltd., and whose Chief Executive Officer is the father of our Chief Executive Officer, pursuant to which we agreed to pay Tekcapital Europe Ltd. $25,000 per fiscal quarter for rent-free office space, utilities, advisory services, and any other services in accordance with Tekcapital Europe Ltd.’s areas of expertise. The management agreement provided for a perpetual term, with the right of either party to terminate for any reason with 30 days’ notice.

Effective February 1, 2022, the original management service agreement was amended to have us billed at $35,000 quarterly for advisory and other services, and in addition, Tekcapital Europe Ltd. began to bill us for an allocation of rent paid by Tekcapital Europe Ltd. on our behalf.

We incurred $140,000 during each of the years ended December 31, 2024 and 2023 under our management services agreement with Tekcapital Europe Ltd.; we also recognized $92,312 and $91,672 of rent expense for the years ended December 31, 2024 and 2023, respectively.

Old Convertible Note Financing

On December 1, 2020, we issued a convertible note for an aggregate principal amount of up to $2,000,000 to Lucyd Ltd., who was at the time the largest stockholder of the Company and continues to be one of our larger stockholders (the “Note”).

Thus, from December 1, 2020 through December 1, 2023, we had the availability of, but not the contractual right to, intercompany financing through the Note in the form of either cash advances or borrowings under a convertible note. The convertible notes bore interest at 10% per annum, and included the option to convert the debt into the Company’s common stock at market price upon the occurrence of certain defined events. The maximum amount of available financing under this arrangement was initially $2,000,000, but was later increased as of November 1, 2021 via an amendment to $3,000,000.

No further amounts were borrowed under the convertible notes, and the convertible notes matured on December 1, 2023 with no amounts outstanding.

New Financing Agreement

On March 1, 2024, we entered into an agreement with Lucyd Ltd. pursuant to which the Company can receive up to $1,250,000 either (a) in services provided by Lucyd Ltd. to the Company or (b) in cash upon request of funds by the Company. Once funds or services are received by the Company, we will issue a convertible note to Lucyd Ltd. that will bear interest at 10% per annum and include the option to convert the note into shares of our common stock upon certain defined events. Upon issuance, the convertible note will have a maturity date of September 1, 2025, at which time all outstanding principal and accrued interest, if any, will be payable in full in cash or in the Company’s common stock. The Company will be able to prepay the convertible notes at any time with the written consent of Lucyd Ltd.

On March 1, 2025, the Company and Lucyd Ltd. entered into an amendment of the March 1, 2024 convertible note financing agreement, such that upon issuance, the convertible note will have a maturity date of September 1, 2026. There were no other changes to the terms and provisions of the agreement.

We have not borrowed any amounts under this agreement.

Loan to Tekcapital Europe

On January 11, 2024, we entered into an intercompany loan agreement (as lender) with Tekcapital Europe Ltd. (as borrower) and Tekcapital Plc, the parent of Tekcapital Europe Ltd. Pursuant to this agreement, we loaned 600,000 British pounds sterling (equivalent to approximately $768,000) to Tekcapital Europe Ltd. The loan bore simple interest at a rate of 10% per annum and was required to be repaid on or before April 11, 2024. Tekcapital Plc executed the agreement as guarantor for Tekcapital Europe Ltd. on the full amount of the loan.

Tekcapital Europe Ltd. subsequently repaid all of the outstanding balance of the loan (including principal and accrued interest), and as of December 31, 2024, no amounts remained outstanding or payable to us under this agreement.

New Loan Facility to Tekcapital Europe

On April 23, 2025, we entered into an intercompany loan agreement (as lender) with Tekcapital Europe, Ltd. (as borrower) and Tekcapital Plc, the parent of Tekcapital Europe, Ltd. (as guarantor). Pursuant to this agreement, we agreed to make a loan facility available to Tekcapital Europe, Ltd. for up to a maximum of $500,000. Tekcapital Europe, Ltd. may receive advances under this facility upon request through October 23, 2025. Any amounts advanced to Tekcapital Europe, Ltd. will bear simple interest at a rate of 10% per annum, and are required to be repaid on or before July 23, 2026.

In May 2025, Tekcapital Europe borrowed $250,000 from us under this agreement, and subsequently in June 2025 they repaid such borrowing in full with interest. As of June 30, 2025, Tekcapital Europe did not owe us any balance under this agreement. Statement of Policy

All future transactions between us and our officers, directors, or five percent or greater stockholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of our independent directors who do not have an interest in the transactions and who had access, at our expense, to our legal counsel or independent legal counsel.

Director Independence

Of our directors, we have determined that Mr. Louis Castro and Mss. Kristen Mclaughlin and Olivia Bartlett are “independent” directors under NASDAQ listing standards, while Harrison Gross is not independent under such standards.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE
COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2025

Appointment of Independent Registered Public Accounting Firm

The Audit Committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s capabilities relative to our business; and the firm’s knowledge of our operations. Cherry Bekaert LLP has served as our independent registered public accounting firm since 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Cherry Bekaert LLP. to serve as our independent registered public accounting firm for the year ending December 31, 2025. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to reconsider its appointment.

A representative of Cherry Bekaert LLP is not expected to attend the Annual Meeting.

Audit, Audit-Related and All Other Fees

Audit Fees

The aggregate fees billed for professional services rendered by our Independent Registered Public Accounting Firm, Cherry Bekaert LLP (PCAOB ID 00677), for the audit of our annual financial statements, review of our consolidated financial statements included in our quarterly reports, and other fees that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for the years ended December 31, 2024 and December 31, 2023 were approximately $140,175 and $117,600, respectively.

Audit-Related Fees

There were approximately $66,833 of fees billed by our Independent Registered Public Accounting Firm for audit-related services for the fiscal years ended December 31, 2024, which included consent and comfort letter procedures related to our Form S-1 filings, initial public offering, and due diligence procedures. There were no fees billed by our Independent Registered Public Accounting Firm for audit-related services for the fiscal year ended December 31, 2023.

Tax Fees

There were no fees billed for professional services rendered by our Independent Registered Public Accounting Firm for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2024 and 2023.

All Other Fees

There were no fees billed for non-audit services by our Independent Registered Public Accounting Firm for the fiscal years ended December 31, 2024 and 2023.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our financial statements for the fiscal year ended December 31, 2024 with both management and Cherry Bekaert LLP, our independent registered public accounting firm. In its discussion, management has represented to the Audit Committee that our financial statements for the fiscal year ended December 31, 2024 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with our independent registered public accounting firm, with and without management present, to discuss the results of their annual audit and quarterly reviews, our internal controls and the overall quality of our financial reporting. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with Cherry Bekaert LLP, Certified Public Accountants, such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Submitted by the Audit Committee of the Board of Directors

Mr. Louis Castro (Chair of the Audit Committee)

Kristen McLaughlin

Olivia Bartlett

Required Vote

Ratification of the appointment by the Audit Committee of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 requires that the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT BY THE BOARD OF CHERRY BEKAERT LLP, CERTIFIED PUBLIC ACCOUNTANTS AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING December 31, 2025.

PROPOSAL 3

PROPOSAL ON VOTING RIGHTS OF CERTAIN CONTROL SHARES

The Company operates under Chapter 607.0902 of the Florida Business Corporation Act (the “Act”) entitled “Control-share acquisitions.” This provision of the Act was adopted to regulate the acquisition of corporate control of publicly owned corporations by denying voting rights to control shares acquired in a control-share acquisition, unless such acquisition is pre-approved by the Board of Directors of the issuing company. If approval is not obtained, in order to reinstate the voting rights to such shares acquired, approval by the holders of a majority of the disinterested shares at a special or annual meeting must be obtained.

The Act defines the term “Control Shares” to mean any shares, that when added to all other shares of the issuing public corporation owned by a person, would entitle that person, immediately after the acquisition of the shares, directly or indirectly, alone or as a part of a group, to exercise the voting power of the issuing public corporation in the election of directors within specified ranges (one-fifth or more but less than one-third; one-third or more but less than a majority; and a majority or more). The Act further provides that all shares acquired within 90 days prior to or after the date of acquisition of the beneficial ownership of shares which results in a control share acquisition shall be deemed to have been acquired in the same acquisition.

Throughout September 2024, Vladimir Galkin, Angelica Galkin and the Angelica Galkin Revocable Trust (the “Galkins”) made various acquisitions, resulting in the ownership of 1,000,000 shares. For additional information, see the Schedule 13D/A filed by Vladimir Galkin and Angelica Galkin on EDGAR on September 25, 2024. Due to additional issuances by the Company, these 1,000,000 shares now represent approximately 22% of the Company’s outstanding shares (the “Galkin Shares”). The Galkins were advised at that time that the shares acquired throughout September 2024 constituted a control share acquisition under Chapter 607.0902 of the Act. The effect was to deny voting rights to 1,000,000 of the Galkin Shares (the “Control Shares”).

As required by Chapter 607.0902 of the Act, the Company is placing on the agenda for this meeting a proposal to determine whether to reinstate voting rights to the Control Shares. In order to approve this proposal, it must be approved by a majority of all the votes entitled to be cast by the Shareholders of the Company, excluding all interested shares which includes the Control Shares.

The Board of Directors is not making a recommendation how the shareholder should vote on the reinstatement of voting rights to the Control Shares.

PROPOSAL 4
APPROVAL FOR
THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE OUR NAME

On July 1, 2025 the Board approved, declared advisable and recommended the final form of this amendment, and upon such approval, declaration and recommendation, will submit it to the shareholders for their approval, the proposed amendment to our Articles of Incorporation changing our name from Innovative Eyewear, Inc. to Lucyd, Inc.. This description is qualified in its entirety by reference to the complete text of the proposed amendments to our Articles of Incorporation, the draft form of which is attached as Annex A to this proxy statement. The text of this amendment, as included in this proxy statement, may be amended based on further consideration by our management and Board prior to our annual meeting. If this Proposal No. 4 is approved, this amendment will become immediately effective upon its filing with the office of the Florida Secretary of State. However, the Board retains discretion under Florida law not to implement and to abandon Proposal No. 4. If the Board were to exercise such discretion, Proposal No. 4 would not take effect and our Articles of Incorporation would remain in full force and effect.

The Company believes the name change will bring the following benefits:

1)	Clarifying our ownership of Lucyd brand marks to prospective and current investors.

2)	More clearly attributing “Powered by Lucyd” cobranded product lines to the Company.

3)	Emphasizing our commitment to Lucyd smartglasses as our primary product offering.

4)	Improving alignment of the stock ticker and the Company’s core brand.

Required Vote

The approval of a majority of the shares entitled to cast a vote by all the shareholders, other than Control Shares, on the Amendment to the Company’s Articles of Incorporation to approve the Name Change Amendment to the Company’s Articles of Incorporation. Brokers may use their discretion to vote shares held by them of record for this proposal if they have not been provided with voting instructions from the beneficial owner of the shares of Common Stock. Abstentions will have the effect of a vote against this proposal.

Recommendation of the board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION.

PROPOSAL 5
To ratify the amendment to the rights plan for the purpose of extending the plan for one year.

On September 25, 2024, the Board of Directors (the “Board”) of the Company, authorized and declared a dividend to stockholders of record at the close of business on September 25, 2024 (the “Record Date”) of one common stock purchase right (a “Right”) for each outstanding share of common stock, $0.0001 par value per share (“Common Stock”), of the Company. Each Right entitles the holder to purchase from the Company six shares of Common Stock of the Company at an exercise price of $6.21 per share of Common Stock (the “Purchase Price”). The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of September 25, 2024, between the Company and VStock Transfer, LLC, as rights agent (the “Rights Agent”).

The Rights currently expire at or prior to the earlier of (i) September 25, 2025, (ii) the redemption or exchange of the Rights as described above, (iii) the closing of certain merger or other acquisition transaction involving the Company and 13(f) at which time the Rights are terminated and (iv) the date of the Company’s next meeting of its stockholders.

Our Board of Directors approved an amendment to the Rights Agreement, subject to the approval by the Shareholders at this meeting, which would provide that the Rights Agreement will be amended so that the rights will expire on the earlier of (i) September 26, 2026, (ii) the redemption or exchange of the Rights as described above, (iii) the closing of certain merger or other acquisition transaction involving the Company and 13(f) at which time the Rights are terminated and (iv) the date of the Company’s 2026 annual meeting of its stockholders.

Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires twenty percent (20%) or more of the Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a tender or exchange offer or other acquisition of the Company’s Common Stock that is not approved by the Board. The Rights Agreement does not prevent the Board from considering any offer that it considers to be in the best interest of its stockholders.

The following is a summary of the terms of the Rights Agreement. The summary is qualified in its entirety by reference to the complete text of the Rights Agreement.

Distribution and Transfer of Rights; Rights Certificates

On September 25, 2024, the Board declared a dividend of one Right for each outstanding share of Common Stock. Prior to the Distribution Date referred to below:

-	the Rights will be evidenced by and trade with the certificates for the shares of Common Stock (or, with respect to any uncertificated Common Stock registered in book-entry form, by notation in book-entry), and no separate rights certificates will be distributed;

-	new certificates for shares of Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference (for uncertificated shares of Common Stock registered in book-entry form, this legend will be contained in a notation in book-entry);

-	the surrender for transfer of any certificates for shares of Common Stock (or the surrender for transfer of any uncertificated shares of Common Stock registered in book-entry form) will also constitute the transfer of the Rights associated with such Common Stock; and

-	the Rights will accompany any new shares of Common Stock that are issued after the Record Date.

Distribution Date

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Stock and become exercisable following the earlier of (i) the tenth business day after the Stock Acquisition Date (as defined in the Rights Agreement) or (ii) the tenth business day (or such later date as may be determined by action of the Board of the Company prior to such time as any Person becomes an Acquiring Person (as defined in the Rights Agreement)) after the date of the commencement by any Person (other than an Exempt Person (as defined in the Rights Agreement)) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) having beneficial ownership or becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”.

After the Distribution Date, the Company will mail Rights certificates to the Company’s stockholders as of the close of business on the Distribution Date and the Rights will become transferable apart from the Common Stock. Thereafter, such Rights certificates alone will represent the Rights.

Exempt Persons

The Rights Agreement provides that an Acquiring Person does not include the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, or any person holding shares of Common Stock for or pursuant to the terms of any such employee benefit plan of the Company. In addition, certain inadvertent acquisitions will not trigger the occurrence of the Distribution Date. The Rights Agreement also provides that any person that would otherwise be deemed an Acquiring Person as of the date of the adoption of the Rights Agreement will be exempted but only for so long as neither it nor any of its related persons acquire or are deemed to acquire, without the prior approval of the Board, beneficial ownership of any additional Common Stock following the adoption of the Rights Agreement.

Grandfathered Persons

The Rights Agreement provides that Vladimir Galkin, his spouse, lineal descendants or his affiliates and associates (as such terms are defined in Rule 12b-2 of the Exchange Act) or any trusts or other entities whose principal beneficiary is Vladimir Galkin, his spouse, his lineal descendants, or his affiliates and associates shall not be considered an Acquiring Person; provided, however, that if they acquire more shares of Common Stock in the Company, then they shall become an Acquiring Person, subject to certain exemptions for (i) any unilateral grant of any security by the Company, (ii) the exercise of any options, warrants, rights or similar interests, (iii) the grant of stock options pursuant to any written agreement with the Company and (iv) any increase in the percentage of stock ownership as a result of any Company stock repurchases.

Flip-In Trigger

If a person or group of related persons becomes an Acquiring Person, then each Right will entitle the holder thereof to purchase, upon payment of the Purchase Price, in accordance with the terms of the Rights Agreement, in lieu of a number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of the Purchase Price. However, the Rights are not exercisable following the occurrence of the foregoing event until such time as the Rights are no longer redeemable by the Company, as further described below.

Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or certain of its transferees will be null and void. As of the date hereof, none of those circumstances took place and the trigger was not activated.

Redemption of the Rights

The Rights will be redeemable at the Board’s sole discretion for $0.0001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board) at any time ending on the earlier of (i) the fifth (5th) business day (or such later date as may be determined by the Board) after the public announcement that a person has acquired beneficial ownership of twenty percent (20%) or more of the Common Stock and (ii) the final expiration date of the Rights Agreement. Until such time as the Rights are no longer redeemable by the Company, the Rights are not exercisable. Immediately upon the action of the Board ordering redemption, the Rights will terminate and the only right of the holders of the Rights will be to receive the $0.0001 redemption price. The redemption price will be adjusted if the Company undertakes a stock dividend, a stock split or similar transaction.

Exchange Provision

At any time after the date of a Flip-In Event (as defined in the Rights Agreement), the Board may exchange the Rights (other than Rights owned by the Acquiring Person or any Related Person, which would have become void), in whole or in part, for Common Stock at an exchange ratio (subject to adjustment) of one share of Common Stock per Right.

Expiration of the Rights

If this amendment is not approved by the shareholders, the Rights will expire at or prior to the earlier of (i) September 25, 2025, (ii) the redemption or exchange of the Rights as described above, (iii) the closing of certain merger or other acquisition transaction involving the Company and 13(f) at which time the Rights are terminated and (iv) the date of the this meeting of its stockholders.

Amendment of Terms of Rights Agreement and Rights

The terms of the Rights and the Rights Agreement may be amended by action of the Board in any respect without the consent of the holders of the Rights on or prior to the time a person becomes an Acquiring Person. Thereafter, the terms of the Rights and the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of the Rights.

Rights of Holders

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of shares of Common Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Common Stock.

With certain exceptions, no adjustments to the Purchase Price will be made until the cumulative adjustments amount to at least one percent (1%) of the Purchase Price.

Taxes

The distribution of Rights should not be taxable for federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, stockholders may recognize taxable income.

Certain Anti-Takeover Effects

The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of twenty percent (20%) or more of the outstanding Common Stock (which includes for this purpose stock referenced in derivative transactions and securities).

The foregoing is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the text of the Rights Agreement, see Exhibit 4.1 to the Company’s Form 8-K filed on September 25, 2024 for full Rights Agreement. Please read the Rights Agreement in its entirety carefully, as the discussion above is only a summary.

Required Vote

Ratification of the amendment to the Rights Agreement by proposal 5 requires the votes cast within the voting group favoring the action must exceed the votes cast opposing the amendment to the rights plan for the purpose of extending the plan for one year. Abstentions will have no direct effect on the outcome of this proposal. Since this is a non-routine matter, brokers may not vote at the Meeting on this proposal.

Unless marked to the contrary, conforming Proxies on the Proxy Card will be voted FOR proposal 5.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS USE
THE PROXY CARD TO VOTE FOR PROPOSAL 5.

OTHER INFORMATION

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A stockholder may revoke his, her or its proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised proxy at a later date. Proxies in the form enclosed, unless previously revoked, will be voted at the Annual Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Board.

Securities Outstanding; Votes Required

As of the close of business on the Record Date there were 4,574,602 shares of Common Stock entitled to vote at this meeting which excludes Control Shares. Stockholders are entitled to one vote for each share of Common Stock owned. Shares of the Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Annual Meeting, regardless of how or whether such shares are voted on any specific proposal.

Other Business

Our Board knows of no other matter to be presented at the Annual Meeting. If any additional matter should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters.

Deadline for Submission of Stockholder Proposals and Director Nominations for 2026 Annual Meeting of Stockholders

Stockholders intending to present a proposal at our 2026 Annual Meeting must comply with the requirements set forth in the Bylaws and comply with the requirement of Rule 14a-8 of the Exchange Act. The Bylaws require, among other things, that a stockholder must have given timely notice any proposal in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) days prior to the first anniversary of the preceding year’s proxy statement; provided, however, that in the event no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days, notice by the shareholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) days in advance of such annual meeting or ten (10) days following the day on which notice or public disclosure of the date of the meeting is first made by the Corporation. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. Proposals not submitted in accordance with such requirements will be deemed untimely or otherwise deficient; however, the Company will have discretionary authority to include such proposals in the proxy materials for the 2026 Annual Meeting of Stockholders.

The Chairman of the meeting shall have the power to determine and declare to the meeting whether a proposal of business was made in accordance with the procedures prescribed by these Amended and Restated Bylaws, and if the Chairman should so determine that such proposal of business was not made in compliance with these Amended and Restated Bylaws, declare to the meeting that no action shall be taken on such proposal and such defective proposal shall be disregarded.

Stockholder Communications

Stockholders wishing to communicate with the Board may direct such communications to the Board c/o the Company, Attn: Secretary. A summary of all stockholder communications will be presented to the Board at subsequent Board meetings. The directors will have the opportunity to review the actual communications at their discretion.

Additional Information

Accompanying this Proxy Statement, if requested, is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Such Report includes the Company’s audited financial statements for the 2024 fiscal year and certain other financial information.

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Oswald Gayle, Chief Financial Officer, at 11900 Biscayne Blvd., Suite 630 North Miami, FL 33181.

Householding

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON August 26, 2025

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice of internet availability of proxy materials, dated July 14, 2025 (the “Proxy Statement”), in connection with the annual meeting of shareholders of Innovative Eyewear, Inc., (the “Company”) and at any adjournments or postponements thereof (the “Meeting”) to be held at 10:00 a.m. Eastern Time on August 26, 2025 as a virtual meeting for the sole purpose of considering and voting upon the following proposals, and hereby appoints Harrison Gross and Oswald Gayle, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all of the shares of the Company registered in the name provided, which the undersigned is entitled to vote at the Meeting and at any adjournments or postponements thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5 AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

Important Notice Regarding the Availability of Proxy Materials for the
Extraordinary General Meeting of Shareholders
to be held on August 26, 2025:

The notice of meeting and the accompanying Proxy Statement are available at
https://www.virtualshareholdermeeting.com/LUCY2025.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4 AND 5, AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING	Please mark 🖊 ☑ votes as indicated in this example

Proposal 1 — Director Election Proposal	ALL	NONE	ALL EXCEPT
A proposal to elect Harrison R. Gross, Kristen McLaughlin, Louis Castro, and Olivia C. Bartlett to hold office until the 2026 Annual Meeting of Stockholders or their successors are elected and qualified.	☐	☐	☐ Harrison R. Gross

☐ Kristen McLaughlin

☐ Louis Castro

☐ Olivia C. Bartlett

Proposal 2 — Auditor Ratification Proposal	FOR	AGAINST	ABSTAIN
A proposal to ratify the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

Proposal 3 — Control Share Proposal	FOR	AGAINST	ABSTAIN
A vote upon the reinstatement of voting rights to certain control shares.	☐	☐	☐

Proposal 4 — Amendment to the Articles of Incorporation Proposal	FOR	AGAINST	ABSTAIN
A proposal to approve the Amendment to the Company’s Articles of Incorporation to effect a name change of the Company to Lucyd, Inc.	☐	☐	☐

Proposal 5 — To ratify the amendment to the rights plan for the purpose of extending the plan for one year.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Date: ____________, 2025

Signature __________________________________

Signature (if held jointly) ______________________

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO BROADRIDGE FINANCIAL SOLUTIONS, INC.. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, FOR PROPOSAL 2, PROPOSAL 4 AND FOR PROPOSAL 5, AND FOR ANY OTHER PROPOSAL PROPERLY PRESENTED AT THE TIME OF THE ANNUAL MEETING. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

Annex A

Name Change Amendment

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF INNOVATIVE EYEWEAR, INC.

Innovative Eyewear, Inc., a corporation organized and existing under Business Corporation Act of the State of Florida (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Innovative Eyewear, Inc.

2. The Amended and Restated Articles of Incorporation of the Corporation is amended by amending Article 1 as follows:

The name of this corporation is Lucyd, Inc. (the “Corporation”).

3. This Certificate of Amendment has been duly adopted in accordance with Sections 607.1001, 607.0704, and 607.0821 of the Business Corporation Act of the State of Florida. The Corporation’s Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. At the Annual Meeting of Stockholders of the Corporation on August 26, 2025, stockholders of the Corporation duly approved the amendment to the Amended and Restated Articles of Incorporation set forth in this Certificate of Amendment.

4. This Certificate of Amendment shall become effective as of 9:00 a.m., Eastern Time on [__], 202[__].

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [__]th day of [__], 202[__].

By:
Harrison R. Gross
Chief Executive Officer

Annex A